Exhibit 99.1

KILROY REALTY CORPORATION

Q2 2016 Supplemental Financial Report

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Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2015, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of June 30, 2016, the Company’s stabilized portfolio consisted of 102 office buildings, which encompassed an aggregate of 13.7 million rentable square feet and was 95.5% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Heidi R. Roth	Executive VP, CAO and Controller
		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Jed Reagan	(949) 640-8780
BB&T Capital Markets		J.P. Morgan
David Toti	(212) 419-4620	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Richard Moore	(440) 715-2646
Credit Suisse		Robert W. Baird & Co.
Ian Weissman	(212) 538-6889	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Nicholas Yulico	(212) 713-3402
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.31

• FFO per share of $0.86, including $0.01 of acquisition-related expenses

• Revenues of $160.1 million

• Same Store GAAP NOI increased 3.2%

• Same Store cash net operating income (“NOI”) increased 12.4%

• Updated FFO Guidance range for 2016 is $3.36 to $3.44 per share with a midpoint of $3.40 per share. The updated guidance reflects an increase in proceeds related to 2016 capital recycling to a new estimated 2016 target of approximately $800 million from the previous midpoint of $500 million

• In May, increased our regular quarterly cash dividend to an annualized rate of $1.50 per share, a 7.1% increase from the previous annualized dividend level of $1.40 per share

• Stabilized portfolio was 95.5% occupied and 96.6% leased at quarter-end

• 272,952 square feet of leases commenced in the stabilized portfolio

• 266,112 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• As of the date of this report, there were no outstanding borrowings on our unsecured line of credit
• In June, completed the acquisition of 1290-1300 Terra Bella Avenue in Mountain View, CA, a 100% leased, 114,000 rentable square foot office property for $55.4 million

• In June, completed the sale of three land parcels totaling approximately 24.4 acres in Carlsbad, CA for gross proceeds of $14.9 million

• In June, completed construction of the 200 unit, 21-story residential building at the Company’s mixed-used Columbia Square project in Hollywood. As of June 30, 22% of the 200 units were leased

• In July, received final entitlement approval for the Company’s 1.1 million square-foot mixed-used One Paseo project in the Del Mar submarket of San Diego

• In July, completed the sale of two operating properties totaling approximately 137,000 rentable square feet and a 7.0 acre undeveloped land parcel in San Diego, CA for gross proceeds of $49.0 million

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33 through 34 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	6/30/2016 (1)	3/31/2016 (1)	12/31/2015	9/30/2015 (1)	6/30/2015 (1)
INCOME ITEMS:
Revenues	$160,133	$145,446	$147,413	$141,553	$146,227
Lease Termination Fees, net	78	23	150	—	179
Net Operating Income (2)	116,299	107,620	106,407	101,920	106,071
Acquisition-related Expenses	714	62	100	4	265
Capitalized Interest and Debt Costs	12,284	14,346	14,204	14,567	12,323
Net Income Available to Common Stockholders	29,535	170,995	25,323	101,446	54,188
EBITDA (2) (3)	101,622	94,392	94,156	90,423	93,684
Funds From Operations (3) (4) (5)	82,722	78,193	76,673	73,588	74,819
Net Income Available to Common Stockholders per common share – diluted (5)	$0.31	$1.84	$0.27	$1.09	$0.61
Funds From Operations per common share – diluted (5)	$0.86	$0.82	$0.80	$0.77	$0.82
LIQUIDITY ITEMS:
Funds Available for Distribution (4) (5)	$64,194	$56,422	$44,389	$48,325	$44,987
Dividends per common share (5)	$0.375	$0.350	$0.350	$0.350	$0.350
RATIOS:
Operating Margins	72.6%	74.0%	72.2%	72.0%	72.5%
Interest Coverage Ratio	4.0x	3.7x	3.5x	3.4x	3.5x
Fixed Charge Coverage Ratio	3.5x	3.3x	3.1x	3.0x	3.1x
FFO Payout Ratio	43.0%	42.5%	42.9%	44.7%	42.2%
FAD Payout Ratio	55.4%	58.8%	74.1%	68.1%	70.2%
ASSETS:
Real Estate Held for Investment before Depreciation	$6,553,347	$6,498,443	$6,328,146	$6,354,042	$6,109,184
Total Assets (6) (7)	6,298,433	6,204,110	5,926,430	6,339,599	5,675,846
CAPITALIZATION:
Total Debt	$2,453,098	$2,312,318	$2,239,696	$2,657,688	$2,360,252
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	6,289,996	5,869,034	5,949,805	6,125,596	6,056,849
Total Market Capitalization	8,943,094	8,381,352	8,389,501	8,983,284	8,617,101
Total Debt / Total Market Capitalization	27.4%	27.6%	26.7%	29.6%	27.4%
Total Debt and Preferred / Total Market Capitalization	29.6%	30.0%	29.1%	31.8%	29.8%

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Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 33 through 34 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $146.0 million, $78.5 million, and $31.4 million gains on sales of depreciable operating properties for the three months ended March 31, 2016, September 30, 2015 and June 30, 2015, respectively, and a $0.3 million loss on sale of land and a $17.3 million gain on sale of land for the three months ended June 30, 2016 and March 31, 2015, respectively.

(2)	Please refer to pages 35-36 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA.

(3)	EBITDA and Funds From Operations for the three months ended June 30, 2016 and March 31, 2015 include a $0.3 million loss on sale of land and a $17.3 million gain on sale of land, respectively.

(4)
Please refer to page 7 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution and page 8 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution.

(5)	Reported amounts are attributable to common stockholders and common unitholders.

(6)	Total assets as of June 30, 2016, December 31, 2015, June 30, 2015, and March 31, 2015, include “Real estate assets and other assets held for sale, net.”

(7)
On January 1, 2016, the Company adopted new accounting guidance which requires deferred financing costs, except costs paid for the unsecured line of credit, to be reclassified as a reduction to the debt liability balance instead of being reported as an asset as historically presented. As a result, total assets have been adjusted from prior amounts reported to reflect this change for all periods presented.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

High Price	$66.29	$62.94	$69.92	$73.45	$77.92
Low Price	$59.89	$47.38	$62.83	$63.41	$67.15
Closing Price	$66.29	$61.87	$63.28	$65.16	$67.15

Dividends per share – annualized (1)	$1.50	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (2)	92,255	92,229	92,259	92,220	88,406
Closing common partnership units (in 000’s) (2)	2,631	2,631	1,765	1,788	1,793
	94,886	94,860	94,024	94,008	90,199

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(1)	In May 2016, the regular quarterly cash dividend was increased to an annualized rate of $1.50 per share, a 7.1% increase from the previous annualized dividend level of $1.40 per share.

(2)	As of the end of the period.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
ASSETS:
Land and improvements	$1,020,287	$978,643	$875,794	$850,280	$839,072
Buildings and improvements	4,639,003	4,501,062	4,091,012	4,028,044	3,906,860
Undeveloped land and construction in progress	894,057	1,018,738	1,361,340	1,475,718	1,363,252
Total real estate assets held for investment	6,553,347	6,498,443	6,328,146	6,354,042	6,109,184
Accumulated depreciation and amortization	(1,054,828)	(1,034,315)	(994,241)	(999,557)	(960,816)
Total real estate assets held for investment, net	5,498,519	5,464,128	5,333,905	5,354,485	5,148,368
Real estate assets and other assets held for sale, net	30,257	—	117,666	—	81,699
Cash and cash equivalents	26,332	38,645	56,508	567,940	28,142
Restricted cash	266,158	261,600	696	8,130	7,462
Marketable securities	13,388	13,418	12,882	12,638	13,803
Current receivables, net	10,112	9,540	11,153	11,533	8,956
Deferred rent receivables, net	207,851	199,232	189,704	183,352	176,493
Deferred leasing costs and acquisition-related intangible assets, net	186,903	186,271	176,683	173,457	174,387
Prepaid expenses and other assets, net (1)	58,913	31,276	27,233	28,064	36,536
TOTAL ASSETS	$6,298,433	$6,204,110	$5,926,430	$6,339,599	$5,675,846
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net (1)	$373,500	$378,080	$380,835	$474,684	$477,981
Unsecured debt, net (1)	1,845,992	1,845,313	1,844,634	2,168,828	1,773,746
Unsecured line of credit	220,000	75,000	—	—	100,000
Accounts payable, accrued expenses and other liabilities	211,196	265,863	246,323	249,980	199,005
Accrued dividends and distributions	37,733	35,317	34,992	34,993	33,670
Deferred revenue and acquisition-related intangible liabilities, net	138,394	131,296	128,156	127,473	123,819
Rents received in advance and tenant security deposits	44,663	48,543	49,361	46,579	47,434
Liabilities and deferred revenue of real estate assets held for sale	321	—	7,543	—	7,086
Total liabilities	2,871,799	2,779,412	2,691,844	3,102,537	2,762,741
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	923	922	923	922	884
Additional paid-in capital	3,074,508	3,066,994	3,047,894	3,042,330	2,791,226
Retained earnings/(distributions in excess of earnings)	62,647	67,981	(70,262)	(62,850)	(131,569)
Total stockholders’ equity	3,330,489	3,328,308	3,170,966	3,172,813	2,852,952
Noncontrolling Interests
Common units of the Operating Partnership	89,495	89,675	57,100	57,913	54,088
Noncontrolling interest in consolidated subsidiary	6,650	6,715	6,520	6,336	6,065
Total noncontrolling interests	96,145	96,390	63,620	64,249	60,153
Total equity	3,426,634	3,424,698	3,234,586	3,237,062	2,913,105
TOTAL LIABILITIES AND EQUITY	$6,298,433	$6,204,110	$5,926,430	$6,339,599	$5,675,846

(1) Effective January 1, 2016, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES
Rental income	$143,653	$131,450	$277,408	$262,382
Tenant reimbursements	16,138	14,174	27,542	28,599
Other property income	342	603	629	1,328
Total revenues	160,133	146,227	305,579	292,309
EXPENSES
Property expenses	29,221	26,866	55,186	51,580
Real estate taxes	13,845	12,430	24,877	25,145
Provision for bad debts	—	47	—	289
Ground leases	768	813	1,597	1,589
General and administrative expenses	13,979	12,633	27,416	25,401
Acquisition-related expenses	714	265	776	393
Depreciation and amortization	53,346	51,658	103,786	103,145
Total expenses	111,873	104,712	213,638	207,542
OTHER (EXPENSES) INCOME
Interest income and other net investment gains	311	511	582	871
Interest expense	(14,384)	(14,864)	(26,213)	(31,742)
Total other (expenses) income	(14,073)	(14,353)	(25,631)	(30,871)
INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	34,187	27,162	66,310	53,896
Net (loss) gain on sales of land	(295)	—	(295)	17,268
Gains on sales of depreciable operating properties	—	31,428	145,990	31,428
NET INCOME	33,892	58,590	212,005	102,592
Net income attributable to noncontrolling common units of the Operating Partnership	(829)	(1,090)	(4,439)	(1,905)
Net income attributable to noncontrolling interest in consolidated subsidiary	(216)	—	(411)	—
Total income attributable to noncontrolling interests	(1,045)	(1,090)	(4,850)	(1,905)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	32,847	57,500	207,155	100,687
Preferred dividends	(3,312)	(3,312)	(6,625)	(6,625)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,535	$54,188	$200,530	$94,062
Weighted average common shares outstanding – basic	92,210	88,126	92,217	87,515
Weighted average common shares outstanding – diluted	92,825	88,646	92,784	88,044
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.32	$0.61	$2.17	$1.07
Net income available to common stockholders per share – diluted	$0.31	$0.61	$2.15	$1.06

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$29,535	$54,188	$200,530	$94,062
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	829	1,090	4,439	1,905
Depreciation and amortization of real estate assets	52,358	50,969	101,936	101,812
Gains on sales of depreciable real estate	—	(31,428)	(145,990)	(31,428)
Funds From Operations (1)(2)(3)	$82,722	$74,819	$160,915	$166,351
Weighted average common shares/units outstanding – basic (4)	95,966	91,109	95,642	90,498
Weighted average common shares/units outstanding – diluted (4)	96,581	91,629	96,209	91,028
FFO per common share/unit – basic (2)	$0.86	$0.82	$1.68	$1.84
FFO per common share/unit – diluted (2)	$0.86	$0.82	$1.67	$1.83
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)(3)	$82,722	$74,819	$160,915	$166,351
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(10,768)	(18,716)	(26,308)	(28,318)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(3,212)	(3,291)	(6,100)	(6,304)
Net effect of straight-line rents	(9,086)	(8,882)	(18,537)	(28,332)
Amortization of net below market rents (6)	(1,640)	(3,101)	(3,243)	(5,029)
Amortization of deferred financing costs and net debt discount/premium	348	63	628	113
Noncash amortization of share-based compensation awards	5,331	4,079	10,034	7,650
Other lease related adjustments, net (7)	499	16	3,227	133
Funds Available for Distribution (1)	$64,194	$44,987	$120,616	$106,264

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(1)	See pages 31 and 32 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.2 million and $3.3 million for the three months ended June 30, 2016 and 2015, respectively, and $6.1 million and $6.3 million for the six months ended June 30, 2016 and 2015, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Funds Available for Distribution (1)	$64,194	$44,987	$120,616	$106,264
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	10,768	18,716	26,308	28,318
Net loss (gain) on sales of land	295	—	295	(17,268)
Preferred dividends	3,312	3,312	6,625	6,625
Depreciation of furniture, fixtures and equipment	883	689	1,659	1,333
Provision for uncollectible tenant receivables	—	47	—	47
Net changes in operating assets and liabilities (2)	(21,301)	(6,697)	(20,279)	(14,122)
Other adjustments, net	1,274	795	2,405	5,631

GAAP Net Cash Provided by Operating Activities	$59,425	$61,849	$137,629	$116,828

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(1)	Please refer to page 32 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Same Store Analysis (1)(2)
(unaudited, $ in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Total Same Store Portfolio
Number of properties	95	95		95	95
Square Feet	12,449,328	12,449,328		12,449,328	12,449,328
Percent of Stabilized Portfolio	91.1%	95.4%		91.1%	95.4%
Average Occupancy	95.1%	96.3%		95.1%	96.1%
Operating Revenues:
Rental income	$125,346	$122,563	2.3%	$249,513	$243,151	2.6%
Tenant reimbursements	13,008	12,818	1.5%	22,784	25,353	(10.1)%
Other property income	322	600	(46.3)%	605	1,326	(54.4)%
Total operating revenues	138,676	135,981	2.0%	272,902	269,830	1.1%
Operating Expenses:
Property expenses	25,374	25,544	(0.7)%	49,467	48,680	1.6%
Real estate taxes	11,270	11,357	(0.8)%	21,126	22,678	(6.8)%
Provision for bad debts	—	123	(100.0)%	—	342	(100.0)%
Ground leases	768	813	(5.5)%	1,597	1,589	0.5%
Total operating expenses	37,412	37,837	(1.1)%	72,190	73,289	(1.5)%
GAAP Net Operating Income	$101,264	$98,144	3.2%	$200,712	$196,541	2.1%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Total operating revenues	$131,522	$121,479	8.3%	$258,414	$232,099	11.3%
Total operating expenses	37,434	37,735	(0.8)%	72,232	72,989	(1.0)%
Cash Net Operating Income	$94,088	$83,744	12.4%	$186,182	$159,110	17.0%

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(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of June 30, 2016.

(2)	Please refer to page 35 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	6/30/2016	3/31/2016	6/30/2016
Los Angeles and Ventura Counties
101 Corridor	4	1.2%	2.2%	306,323	96.0%	91.1%	97.5%
El Segundo	5	5.8%	8.0%	1,093,054	96.0%	95.6%	98.1%
Hollywood	3	3.7%	3.2%	432,439	98.2%	98.9%	98.9%
Long Beach	7	3.8%	7.0%	949,910	89.9%	93.3%	89.9%
West Los Angeles	10	5.4%	6.1%	837,288	94.1%	92.7%	96.2%
Total Los Angeles and Ventura Counties	29	19.9%	26.5%	3,619,014	94.2%	94.3%	95.5%

Total Orange County	1	1.7%	2.0%	271,556	97.8%	97.6%	97.8%

San Diego County
Del Mar	13	9.9%	9.3%	1,275,846	96.7%	96.5%	96.7%
I-15 Corridor	5	3.8%	4.0%	540,854	96.6%	95.3%	98.5%
Mission Valley	4	1.3%	2.1%	290,586	91.2%	91.2%	91.2%
Point Loma	1	0.4%	0.8%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	7	1.4%	3.3%	452,552	61.3%	65.5%	74.4%
University Towne Center	1	0.1%	0.4%	47,846	20.8%	58.2%	20.8%
Total San Diego County	31	16.9%	19.9%	2,711,584	89.0%	88.8%	91.5%

San Francisco Bay Area
Menlo Park	7	3.4%	2.8%	378,358	100.0%	100.0%	100.0%
Mountain View	4	4.8%	4.0%	542,235	100.0%	100.0%	100.0%
Redwood City	2	4.5%	2.5%	347,269	98.5%	98.4%	100.0%
San Francisco	8	24.1%	20.4%	2,793,856	97.8%	97.8%	99.1%
Sunnyvale	8	8.4%	6.8%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	29	45.2%	36.5%	4,991,939	98.7%	98.6%	99.5%

Greater Seattle
Bellevue	2	7.4%	6.6%	905,225	97.4%	95.3%	97.7%
Kirkland	4	1.6%	2.0%	279,924	94.3%	94.3%	94.3%
Lake Union	6	7.3%	6.5%	880,989	100.0%	95.6%	100.0%
Total Greater Seattle	12	16.3%	15.1%	2,066,138	98.1%	95.3%	98.2%

TOTAL STABILIZED PORTFOLIO	102	100.0%	100.0%	13,660,231	95.5%	94.9%	96.6%

Average Occupancy
Quarter-to-Date	Year-to-Date
95.0%	95.0%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	92.4%
24025 Park Sorrento	101 Corridor	108,670	96.0%
2829 Townsgate Road	101 Corridor	81,067	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	82.9%
999 N. Sepulveda Boulevard	El Segundo	128,592	98.5%
6115 W. Sunset Boulevard	Hollywood	26,075	98.3%
6121 W. Sunset Boulevard	Hollywood	82,442	100.0%
6255 W. Sunset Boulevard	Hollywood	323,922	97.8%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	97.7%
3780 Kilroy Airport Way	Long Beach	219,745	84.9%
3800 Kilroy Airport Way	Long Beach	192,476	85.8%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	76.7%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.2%
12200 W. Olympic Boulevard	West Los Angeles	150,117	97.6%
12233 W. Olympic Boulevard	West Los Angeles	151,029	94.2%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	86.1%
501 Santa Monica Boulevard	West Los Angeles	73,212	78.5%
Total Los Angeles and Ventura Counties		3,619,014	94.2%

Orange County, California
2211 Michelson Drive	Irvine	271,556	97.8%
Total Orange County		271,556	97.8%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%
12340 El Camino Real	Del Mar	87,774	91.4%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	97.5%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Center Drive	Del Mar	50,677	100.0%
3611 Valley Center Drive	Del Mar	130,047	100.0%
3661 Valley Center Drive	Del Mar	129,051	92.6%
3721 Valley Center Drive	Del Mar	114,780	79.9%
3811 Valley Center Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	86.8%
2355 Northside Drive	Mission Valley	53,610	100.0%
2365 Northside Drive	Mission Valley	96,437	83.0%
2375 Northside Drive	Mission Valley	51,516	89.4%
2385 Northside Drive	Mission Valley	89,023	95.7%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,327	0.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	88,577	45.8%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	0.0%
4690 Executive Drive	University Towne Center	47,846	20.8%
Total San Diego County		2,711,584	89.0%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	95.5%
100 First Street	San Francisco	467,095	93.1%
303 Second Street	San Francisco	740,047	98.5%
201 Third Street	San Francisco	346,538	98.8%
360 Third Street	San Francisco	429,796	100.0%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	98.1%
350 Mission Street	San Francisco	455,340	98.0%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		4,991,939	98.7%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	99.6%
10900 NE 4th Street	Bellevue	416,755	95.0%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	65.5%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,994	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,138	98.1%

TOTAL		13,660,231	95.5%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	24	16	135,452	137,500	$41.89	25.1%	7.3%	50.7%	74
Year to Date	45	34	275,978	234,452	38.96	33.3%	18.1%	45.6%	73

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	20	16	128,612	137,500	$47.58	40.1%	19.0%	72
Year to Date (4)	47	34	270,974	234,452	41.66	29.8%	14.9%	74

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and six months ended June 30, 2016, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and six months ended June 30, 2016, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended June 30, 2016, 13 new leases totaling 103,114 square feet were signed but not commenced as of June 30, 2016.

(4)	During the six months ended June 30, 2016, 23 new leases totaling 201,007 square feet were signed but not commenced as of June 30, 2016.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2016	Q2 2016	Q1 2016
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$3,443	$1,171	$2,272

Total	$3,443	$1,171	$2,272

	Total 2016	Q2 2016	Q1 2016
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$6,785	$3,795	$2,990

Tenant Improvements & Leasing Commissions (1)	19,523	6,973	12,550

Total	$26,308	$10,768	$15,540

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016	44	273,159	2.1%	$10,161	1.9%	$37.20
2017	109	1,192,681	9.3%	44,793	8.5%	37.56
2018	78	1,356,827	10.6%	54,648	10.4%	40.28
2019	100	1,637,865	12.8%	59,448	11.3%	36.30
2020	92	1,913,643	15.0%	71,568	13.6%	37.40
2021	73	1,021,230	8.0%	43,288	8.2%	42.39
2022	23	478,693	3.7%	19,450	3.7%	40.63
2023	25	646,518	5.0%	31,250	5.9%	48.34
2024	16	610,546	4.8%	23,767	4.5%	38.93
2025	8	101,611	0.8%	4,751	0.9%	46.76
2026 and beyond	36	3,576,979	27.9%	163,832	31.1%	45.80
Total (2)	604	12,809,752	100.0%	$526,956	100.0%	$41.14

________________________

(1)	Includes 100% of annualized base rent of a consolidated subsidiary in which the Company has a 93% equity interest.

(2)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and lease renewal options not executed as of June 30, 2016.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2016	Los Angeles	28	125,053	1.0%	$4,689	0.9%	$37.50
	Orange County	1	10,661	0.1%	415	0.1%	38.93
	San Diego	4	25,332	0.2%	861	0.1%	33.99
	San Francisco Bay Area	6	71,211	0.5%	3,220	0.6%	45.22
	Greater Seattle	5	40,902	0.3%	976	0.2%	23.86
	Total	44	273,159	2.1%	$10,161	1.9%	$37.20

2017	Los Angeles	65	489,482	3.8%	$16,857	3.2%	$34.44
	Orange County	7	59,915	0.5%	2,468	0.5%	41.19
	San Diego	11	132,617	1.0%	4,811	0.9%	36.28
	San Francisco Bay Area	16	265,851	2.1%	12,794	2.4%	48.12
	Greater Seattle	10	244,816	1.9%	7,863	1.5%	32.12
	Total	109	1,192,681	9.3%	$44,793	8.5%	$37.56

2018	Los Angeles	38	173,614	1.4%	$5,671	1.1%	$32.66
	Orange County	3	18,263	0.1%	639	0.1%	34.99
	San Diego	10	504,386	4.0%	21,659	4.1%	42.94
	San Francisco Bay Area	13	298,712	2.3%	15,165	2.9%	50.77
	Greater Seattle	14	361,852	2.8%	11,514	2.2%	31.82
	Total	78	1,356,827	10.6%	$54,648	10.4%	$40.28

2019	Los Angeles	34	409,759	3.2%	$13,269	2.5%	$32.38
	Orange County	6	77,922	0.6%	3,234	0.6%	41.50
	San Diego	17	247,494	1.9%	8,605	1.6%	34.77
	San Francisco Bay Area	24	702,797	5.5%	28,147	5.4%	40.05
	Greater Seattle	19	199,893	1.6%	6,193	1.2%	30.98
	Total	100	1,637,865	12.8%	$59,448	11.3%	$36.30

2020	Los Angeles	42	408,993	3.2%	$13,917	2.7%	$34.03
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	20	634,208	5.0%	23,026	4.4%	36.31
	San Francisco Bay Area	17	586,480	4.6%	26,327	5.0%	44.89
	Greater Seattle	8	245,436	1.9%	7,060	1.3%	28.77
	Total	92	1,913,643	15.0%	$71,568	13.6%	$37.40

2021 and Beyond	Los Angeles	71	1,661,397	13.0%	$60,867	11.5%	$36.64
	Orange County	4	57,049	0.4%	1,933	0.4%	33.88
	San Diego	29	835,945	6.5%	33,276	6.3%	39.81
	San Francisco Bay Area	45	2,959,557	23.1%	156,010	29.6%	52.71
	Greater Seattle	32	921,629	7.2%	34,252	6.5%	37.16
	Total	181	6,435,577	50.2%	$286,338	54.3%	$44.49

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2016 and 2017
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2016:
Q3 2016	17	94,988	0.7%	$3,459	0.6%	$36.42
Q4 2016	27	178,171	1.4%	6,702	1.3%	37.62
Total 2016	44	273,159	2.1%	$10,161	1.9%	$37.20

2017:
Q1 2017	35	380,807	3.0%	$14,583	2.8%	$38.29
Q2 2017	24	180,296	1.4%	6,486	1.2%	35.97
Q3 2017	26	308,715	2.4%	12,184	2.3%	39.47
Q4 2017	24	322,863	2.5%	11,540	2.2%	35.74
Total 2017	109	1,192,681	9.3%	$44,793	8.5%	$37.56

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	5.4%	4.9%
salesforce.com, inc. (2)	24,183	468,445	4.6%	3.4%
DIRECTV, LLC	22,467	667,852	4.3%	4.9%
Box, Inc. (3)	22,441	371,792	4.3%	2.7%
Synopsys, Inc.	15,492	340,913	2.9%	2.5%
Bridgepoint Education, Inc.	15,066	322,342	2.9%	2.4%
Dropbox, Inc.	14,827	182,054	2.8%	1.3%
Delta Dental of California	10,313	188,143	2.0%	1.4%
AMN Healthcare, Inc.	9,001	176,075	1.7%	1.3%
Concur Technologies	8,852	243,429	1.7%	1.8%
Zenefits Insurance Service	7,314	96,305	1.4%	0.7%
Adobe Systems, Inc.	6,596	204,757	1.3%	1.5%
Group Health Cooperative	6,372	183,422	1.2%	1.3%
Neurocrine Biosciences, Inc.	6,366	140,591	1.2%	1.0%
Riot Games, Inc.	6,230	114,565	1.2%	0.8%

Total Top Fifteen Tenants	$203,864	4,363,924	38.9%	31.9%

________________________

(1)	The information presented is as of June 30, 2016.

(2)	The Company has entered into leases with various affiliates of the tenant.

(3)	Includes 100% of annualized base rental revenues of a consolidated subsidiary in which the Company has a 93% equity interest.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

2016 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price
1st Quarter
None

2nd Quarter
1290-1300 Terra Bella Ave., Mountain View, CA	Mountain View	June	1	114,175	$55.4

TOTAL			1	114,175	$55.4

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

2016 Dispositions and Real Estate Held for Sale
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
Torrey Santa Fe Properties (2)	Del Mar	January	4	465,812	$262.3

2nd Quarter
None

TOTAL OPERATING PROPERTY DISPOSITIONS			4	465,812	$262.3

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
Carlsbad Oaks - Lot 7	Carlsbad	January	7.6	$4.5

2nd Quarter
Carlsbad Oaks - Lots 4 & 5	Carlsbad	June	11.2	6.0
Carlsbad Oaks - Lot 8	Carlsbad	June	13.2	8.9

TOTAL LAND DISPOSITIONS			32.0	$19.4

OPERATING PROPERTIES HELD FOR SALE AS OF JUNE 30, 2016
Properties	Submarket	No. of Buildings	Rentable Square Feet	Sales Price (1)
4930, 4939 & 4955 Directors Place, San Diego, CA (3)	Sorrento Mesa	2	136,908	$49.0

____________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)	The Torrey Santa Fe Properties include the following: 7525 Torrey Santa Fe, 7535 Torrey Santa Fe, 7545 Torrey Santa Fe, and 7555 Torrey Santa Fe.

(3)	These properties include two operating properties totaling 136,908 rentable square feet and a 7.0 acre undeveloped land parcel. The Company completed the sale of these properties on July 21, 2016.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Stabilized Development Projects and Development Projects in Lease-up
($ in millions)

STABILIZED DEVELOPMENT PROJECTS	Location	Start Date	Completion Date	Total Estimated Investment	Rentable Square Feet	Office % Leased
1st Quarter
350 Mission Street	San Francisco	4Q 2012	3Q 2015	$277.8	455,340	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	101.5	185,602	100%

2nd Quarter
None

TOTAL:				$379.3	640,942	100%

LEASE-UP PROJECTS	Location	Start Date	Completion Date	Estimated Stabilization Date	Total Estimated Investment	Rentable Square Feet	% Committed
Office Projects
The Heights at Del Mar	Del Mar	4Q 2014	4Q 2015	4Q 2016	$45.0	73,000	34%
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	1Q 2017	220.0	370,000	80%

TOTAL:					$265.0	443,000	73%

	Location	Start Date	Completion Date	Estimated Stabilization Date (1)	Total Estimated Investment	Total No. of Units	% Leased
Residential Project
Columbia Square Phase 3 - Residential	Hollywood	3Q 2013	2Q 2016	2Q 2017	$160.0	200	22%

________________________

(1)
Represents the date the Company anticipates the project will reach stabilized occupancy. Under GAAP, the Company ceased capitalization of interest and carry costs in June when the project was completed.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 6/30/2016 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
The Exchange on 16th	San Francisco	2Q 2015	3Q 2017	3Q 2018	700,000	$485	$172.4	—%

TOTAL:					700,000	$485	$172.4	—%

NEAR-TERM DEVELOPMENT PIPELINE (2):	Location	Potential Start Date (3)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 6/30/2016 (1)

100 Hooper	San Francisco	2016	400,000		$255	$94.6
333 Dexter (4)	South Lake Union	2016	700,000		385	65.3
One Paseo (5)	Del Mar	2016	1,100,000		TBD	190.5
Academy Project	Hollywood	2017	545,000		385	67.5
TOTAL:			2,745,000			$417.9

FUTURE DEVELOPMENT PIPELINE:

Flower Mart (6)	San Francisco		TBD		TBD	$194.0
9455 Towne Centre Drive (7)	San Diego		150,000		TBD	7.6
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	14.3
Santa Fe Summit – Phase II and III	56 Corridor		600,000		TBD	78.4
TOTAL:						$294.3

________________________

(1)	Represents cash paid and costs incurred as of June 30, 2016.

(2)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one of more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes or project design.

(3)
Potential start dates assume successfully obtaining all entitlements and approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors. 100 Hooper is fully-entitled with Proposition M allocation.

(4)	Consists of four adjacent parcels in the South Lake Union submarket of Seattle.

(5)	In July 2016, the Company received final entitlement approval for this project.

(6)
In the first quarter of 2016, the Company purchased approximately 1.75 acres located at 610-620 Brannan Street immediately adjacent to the Flower Mart development site in the SOMA district of San Francisco. The Company purchased the site for approximately $31.0 million in cash and 867,701 common units of the Operating Partnership. In addition, the Company paid $2.4 million in seller transaction costs and recorded $4.7 million in accrued liabilities.

(7)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Capital Structure
As of June 30, 2016
($ in thousands)

	Shares/Units June 30, 2016	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit (1)		$220,000	2.5%
Unsecured Term Loan Facility		150,000	1.7%
Unsecured Term Loan		39,000	0.4%
Unsecured Senior Notes due 2018 (2)		325,000	3.6%
Unsecured Senior Notes due 2020 (2)		250,000	2.8%
Unsecured Senior Notes due 2023 (2)		300,000	3.3%
Unsecured Senior Notes due 2025 (2)		400,000	4.5%
Unsecured Senior Notes due 2029 (2)		400,000	4.5%
Secured Debt (2)		369,098	4.1%
Total Debt		$2,453,098	27.4%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (3)	4,000,000	$100,000	1.1%
6.375% Series H Cumulative Redeemable Preferred stock (3)	4,000,000	100,000	1.1%
Common limited partnership units outstanding (4)	2,631,276	174,427	2.0%
Shares of common stock outstanding (4)	92,254,768	6,115,569	68.4%
Total Equity and Noncontrolling Interests		$6,489,996	72.6%
TOTAL MARKET CAPITALIZATION		$8,943,094	100.0%

________________________

(1)	As of the date of this report, there were no outstanding borrowings on our unsecured line of credit.

(2)
Represents gross aggregate principal amount due at maturity before the effect of the following at June 30, 2016: $11.9 million of unamortized deferred financing costs, $7.0 million of unamortized discounts for the unsecured senior notes and $5.3 million of unamortized premiums for the secured debt.

(3)	Value based on $25.00 per share liquidation preference.

(4)	Value based on closing share price of $66.29 as of June 30, 2016.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Debt Analysis
As of June 30, 2016

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	85.0%	4.1%	6.6
Secured Debt	15.0%	5.1%	4.1
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	16.7%	1.6%	3.0
Fixed-Rate Debt	83.3%	4.7%	6.9

Stated Interest Rate		4.2%	6.2

GAAP Effective Rate		4.2%

GAAP Effective Rate Including Debt Issuance Costs		4.4%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of June 30, 2016
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	28%
Fixed charge coverage ratio	greater than 1.5x	2.8x
Unsecured debt ratio	greater than 1.67x	3.27x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.92x

Unsecured Senior Notes due 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	7.6x
Secured debt to total asset value	less than 40%	5%
Unencumbered asset pool value to unsecured debt	greater than 150%	294%

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2016	2017	2018	2019	2020	After 2020	Total (2)

Unsecured Debt:
Floating (3)	1.52%	1.52%	7/1/2019				$220,000			$220,000
Floating (4)	1.62%	1.62%	7/1/2019				150,000			150,000
Floating (4)	1.62%	1.62%	7/1/2019				39,000			39,000
Fixed	4.80%	4.83%	7/15/2018			325,000				325,000
Fixed	6.63%	6.74%	6/1/2020					250,000		250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.05%	4.10%		—	—	325,000	409,000	250,000	1,100,000	2,084,000

Secured Debt:
Fixed	6.51%	6.51%	2/1/2017	588	64,406					64,994
Fixed	7.15%	7.15%	5/1/2017	1,410	1,215					2,625
Fixed	4.27%	4.27%	2/1/2018	1,293	2,671	123,085				127,049
Fixed (5)	6.05%	3.50%	6/1/2019	826	1,727	1,835	74,479			78,867
Fixed	4.48%	4.48%	7/1/2027	809	1,673	1,749	1,830	1,913	87,589	95,563

Total secured debt	5.12%	4.56%		4,926	71,692	126,669	76,309	1,913	87,589	369,098

Total	4.21%	4.17%		$4,926	$71,692	$451,669	$485,309	$251,913	$1,187,589	$2,453,098

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)
Amounts presented represent the gross aggregate principal amount due at maturity before the effect of the following at June 30, 2016: $11.9 million of unamortized deferred financing costs, $7.0 million of unamortized discounts for the unsecured senior notes and $5.3 million of unamortized premiums for the secured debt.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.050% at June 30, 2016.

(4)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at June 30, 2016.

(5)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

FFO Guidance/Outlook (1)
(unaudited, $ and shares/units in thousands, except per share amounts)

	Full Year 2016 Range at June 30, 2016
	Low End	High End
Funds From Operations	$324,000	$332,000

Weighted average common shares/units outstanding - diluted	96,500	96,500

FFO per common share/unit - diluted	$3.36	$3.44

________________________

(1)
The Company does not provide a reconciliation for its guidance range of FFO per common share/unit - diluted to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO per common share/unit - diluted would imply a degree of precision as to its forward-looking net income available to common stockholders per common share - diluted that would be confusing or misleading to investors.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on July 25, 2016 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2015 and still owned and included in the stabilized portfolio as of June 30, 2016. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Same Store Cash Net Operating Income	$94,088	$83,744	$186,182	$159,110
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	7,154	14,502	14,488	37,731
GAAP Operating Expenses Adjustments, net	22	(102)	42	(300)
Same Store GAAP Net Operating Income	101,264	98,144	200,712	196,541
Non-Same Store GAAP Net Operating Income	15,035	7,927	23,207	17,165
Net Operating Income, as defined (1)	116,299	106,071	223,919	213,706
Adjustments:
General and administrative expenses	(13,979)	(12,633)	(27,416)	(25,401)
Acquisition-related expenses	(714)	(265)	(776)	(393)
Depreciation and amortization	(53,346)	(51,658)	(103,786)	(103,145)
Interest income and other net investment gains	311	511	582	871
Interest expense	(14,384)	(14,864)	(26,213)	(31,742)
Net (loss) gain on sales of land	(295)	—	(295)	17,268
Gains on sales of depreciable operating properties	—	31,428	145,990	31,428
Net Income	33,892	58,590	212,005	102,592
Net income attributable to noncontrolling interests	(1,045)	(1,090)	(4,850)	(1,905)
Preferred dividends	(3,312)	(3,312)	(6,625)	(6,625)
Net Income Available to Common Stockholders	$29,535	$54,188	$200,530	$94,062

________________________

(1)	Please refer to page 30 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Second Quarter 2016 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended June 30,
	2016	2015
Net Income Available to Common Stockholders	$29,535	$54,188
Interest expense	14,384	14,864
Depreciation and amortization	53,346	51,658
Net income attributable to noncontrolling interests	1,045	1,090
Gains on sales of depreciable operating properties	—	(31,428)
Preferred dividends	3,312	3,312

EBITDA (1)	$101,622	$93,684

________________________

(1)	Please refer to page 31 for a Management Statement on EBITDA.